Exhibit 11

           CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARY

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

             For the three months ended September 30, 1996 and 1995


                                                        Three months ended
                                                           September 30,
                                                     1996               1995
                                                     ----               ----

Net (loss) as reported                            $(1,650,785)      $  (559,383)
                                                  ===========       ===========

Weighted average number of
     common shares outstanding                      4,709,186         1,187,003
                                                  -----------       -----------

Shares used in the computation                      4,709,186         1,187,003
                                                  ===========       ===========

Net (loss) as reported per
    common share(1)                               $     (0.35)      $     (0.47)
                                                  ===========       ===========

(1) Calculations of fully diluted and primary earnings per share are identical.